EXHIBIT 10.2
AMENDED AND RESTATED
RAYMOND JAMES
FINANCIAL LONG-TERM
INCENTIVE PLAN

PREAMBLE

Raymond James Financial, Inc. (the “Company”) has previously established the Raymond James Financial Long-Term Incentive Plan (the “Plan”), effective October 1, 2000, and as amended and restated December 31, 2007 to comply with the final regulations of Code Section 409A, and as further amended and restated from time to time and most recently effective February 19, 2015 for a select group of management or highly compensated employees in order to attract, retain and motivate qualified personnel for the Company and its Related Employers.

The Plan is hereby amended and restated solely to provide for beneficiary designations and for purposes of organization and ease of administration. No other substantive changes are hereby made, or intended to be made, to the provisions of the Plan in effect under the amendment and restatement to the Plan made as of February 19, 2015.

ARTICLE I
Definitions

(a)	“Account” shall mean a Participant’s Employer Contribution Account as described in Article IV.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a specific Code Section shall include any successor provision.

(c)	“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

(d)	“Company” shall mean Raymond James Financial, Inc., a Florida corporation, and its successor or successors.

(e)
“Disability” mean unless such term (or word of like import) is expressly defined in a then-effective written agreement between a Participant and the Company and a Related Employer, a permanent and total disability as determined under the long-term disability plan of the Company or the Related Employer to which the Participant provides services unless the Participant is not a participant in such long-term disability plan or in the absence of such long-term disability plan, in which case, “Disability” means a mental or physical condition which totally and presumably permanently prevents the Participant from engaging in any substantial gainful employment with the Company or the Related Employer to which the Participant provides services prior to the inception of the disability; provided that, for purposes of contributions hereunder that are subject to Section 409A, “Disability” means a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(f)
“Early Retirement Date” shall mean, with respect to a Participant, the date that is the earliest of (1) the date at or after the Participant attains age 55 when the number of the Participant’s years of service plus the age of the Participant equals 75 or (2) the date at or after the Participant attains age 60 when the Participant has at least five years of service. For these purposes, “years of service” shall be determined in accordance with the vesting provisions of the Raymond James Financial, Inc. and Affiliates Profit Sharing Plan as it may exist from time to time.

(g)	“Normal Retirement Date” shall mean, with respect to a Participant, the date on which the Participant attains age 65.

(h)	“Participant” shall mean any employee of the Company or a Related Employer who is covered by this Plan as provided in Article III.

(i)	“Period of Credited Service” shall mean the period from October 1 of one year through September 30 of the next year during which the Participant is employed by the Company or a Related Employer.

(j)	“Plan” shall mean the Raymond James Financial Long-Term Incentive Plan as set forth herein and as it may be amended from time to time.

(k)	“Plan Administrator” shall mean the Committee or its designee(s).

(l)	“Plan Year” shall mean the 12-month period ending on the last day of September.

(m)
“Related Employer” shall mean a corporation, limited liability company or other business entity that is affiliated with the Company, that has elected to adopt the Plan, and that the Company, in its sole discretion, allows to participate in the Plan as a participating employer.

(n)
“Separation from Service” shall mean the termination of employment of a Participant (whether for death, disability, retirement or otherwise) with his or her Service Recipient within the meaning of Code Section 409A.

(o)
“Service Recipient” shall mean a Participant’s employer and all other corporations and other persons with whom such employer would be considered as a single employer under Code Section 414(b) or Code Section 414(c).

(p)
“Specified Employee” shall mean a Participant who, at the date of his or her Separation from Service (other than by reason of death), is a key employee of a Service Recipient. For these purposes, the Participant is a key employee if he or she meets the requirements of a key employee (as defined in Code Section 416(i) (without regard to Code Section 416(i)(5)) at any time during the 12-month period ending on the specified employee identification date of December 31 as long as any stock of the Service Recipient is publicly traded on an established securities market or otherwise. The specified employee effective date shall be April 1 following the respective December 31 identification date. Determination of whether a Participant is a key employee at the date of his or her Separation from Service shall be made in accordance with the requirements of Treas. Reg. section 1.409A-1(i) as amended from time to time.

(q)
“Successful Sale of Book of Business” shall mean the complete transfer of the right to service client assets from the Participant to a buyer for consideration. Whether a particular transaction meets this definition shall be determined in the sole discretion of the Plan Administrator.

ARTICLE II
Administration

(a)	Plan Administrator.

(1)
The Plan Administrator shall have complete control and discretion to manage the operation and administration of the Plan. Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the following powers:

(A)    to determine all questions relating to the eligibility of employees to participate or continue to participate;

(B)    to maintain all records and books of account necessary for the administration of the Plan;

(C)    to interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are consistent with the Plan and applicable law;

(D)    to compute, certify and arrange for the payment of benefits to which any Participant or beneficiary is entitled;

(E)    to process claims for benefits under the Plan by Participants or beneficiaries;

(F)    to engage consultants and professionals to assist the Plan Administrator in carrying out its duties under this Plan;

(G)    to develop and maintain such instruments as may be deemed necessary from time to time by the Plan Administrator to facilitate payment of benefits under the Plan; and

(H)    to establish such accounting procedures as are necessary to implement the provisions of the Plan.

(2)
The Plan Administrator may designate a committee, one or more employees or other individuals, one or more Company positions, and/or other designee(s), to assist the Plan Administrator in the administration of the Plan and the performance of the duties required of the Plan Administrator hereunder.

(b)
Plan Administrator’s Authority. The Plan Administrator may consult with Company officers, legal and financial advisers to the Company and others, but nevertheless the Plan Administrator shall have the full authority and discretion to act, and the Plan Administrator’s actions shall be final and conclusive on all parties.

ARTICLE III
Eligibility and Participation

(a)
Eligibility. The Company or a Related Employer shall determine those of its employees who are eligible to participate in the Plan, subject to standards of eligibility as established by the Committee from time to time and subject to the requirement that the Plan be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended). Accordingly, an employee of the Company or a Related Employer who, in the opinion of the Company or a Related Employer based upon the then applicable Committee established guidelines, has contributed or is expected to contribute significantly to the growth and successful operations of the Company or a Related Employer, who is a member of a select group of management or highly compensated employees, and who meets any additional criteria for eligibility established by the Plan Administrator will be eligible to become a Participant.

(b)	Participation. An eligible employee shall become a Participant in the Plan at such time as a contribution is credited to the Account of such person in accordance with the provisions of Article IV.

ARTICLE IV
Company Contributions, Participant Accounts
and Investment of Accounts

(a)
Discretionary Contributions. The Company or a Related Employer may, in accordance with the provisions of Article III, determine to credit an eligible employee with a discretionary contribution with respect to a Plan Year. The amount to be contributed shall be determined by the Company or a Related Employer in its sole discretion.

(b)	Participant Accounts.

(1)
Amounts, if any, credited to a Participant pursuant to this Plan shall be recorded by the Plan Administrator in an Account maintained in the name of the Participant. A separate Account shall be maintained for each Plan Year that a person receives a contribution.

(2)
All amounts that are credited to a Participant’s Account shall be credited solely for purposes of accounting and computation, and no fund shall be set aside with respect thereto, except as may be provided in paragraph (e) below. A Participant shall not have any interest in or right to any such Account at any time.

(3)
The Plan shall be unfunded for all federal tax purposes. All amounts recorded in Accounts, a Participant’s interest in the Plan and any amounts provided under the Plan shall constitute an unsecured promise by the Company or a Related Employer to pay benefits in the future, and a Participant shall have the status of a general unsecured creditor of the Company or Related Employer. All amounts credited to a Participant’s Account(s) will remain as general assets of the Company or a Related Employer and shall remain subject to the claims of the Company’s or the Related Employer’s creditors until such time as the amounts are distributed to the Participant.

(c)	Crediting and Debiting of Accounts.

(1)
As provided in paragraph (b)(l) above, a Participant’s Account shall be credited with the amounts contributed to the Plan on behalf of the Participant with respect to a Plan Year. The Account thereafter shall be credited (or debited) from time to time based upon the Participant’s allocable share of the return (including any negative return) on the investment or deemed investment of the amounts credited to the Participant’s Account (which investments or deemed investments shall be determined by the Plan Administrator). Upon distribution or forfeiture of amounts in the Account, the Account shall be debited with the amount of the distribution or forfeiture, as the case may be.

(2)
The Plan Administrator shall establish such rules and procedures as are necessary for purposes of crediting and debiting the Participants’ Accounts from time to time. Without limitation on the foregoing, lump sum distributions shall be based on the value of the Account(s) of a Participant as of the end of the month immediately preceding the date of payment.

(d)	Account Valuation.

(1)
The value of a Participant’s Account(s) shall be determined by the Plan Administrator, and the Plan Administrator may establish such accounting procedures as are necessary to account for the Participant’s interest in the Plan. Each Participant’s Account(s) shall be valued as of the last day of each Plan Year and/or such other date or dates as may be determined from time to time by the Plan Administrator.

(2)	At least annually, the Plan Administrator shall furnish each Participant with a statement of the value of his or her Account(s).

(e)	Establishment of Trust.

(1)
The Company and/or one or more Related Employers may, but are not required to, establish a trust substantially in conformity with the terms of the model trust described in Revenue Procedure 92-64 to assist in meeting their obligations to Participants under this Plan. Except as provided in subparagraph (4) below, any such trust shall be established in such manner so as to permit the assets transferred to the trust and the earnings thereon to be used by the trustee solely to satisfy the liability of the Company or a Related Employer in accordance with the Plan and to preclude the use of such assets for any other purpose, except that the assets will remain as general assets of the Company or a Related Employer and shall remain subject to the claims of the Company’s or the Related Employer’s creditors until such time as the amounts are distributed to the Participant.

(2)	The Company or a Related Employer, in its sole discretion, and from time to time, may make contributions to the trust.

(3)
The powers, duties and responsibilities of the trustee shall be as set forth in the trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the trustee.

(4)	Unless otherwise paid by the Company or a Related Employer, all benefits under the Plan and expenses chargeable to the Plan and the trust, if one has been established, shall be paid from the trust.

ARTICLE V
Vesting of Benefits under the Plan

(a)
Vesting Rules for Contributions Made Prior to December 1, 2013. For contributions made prior to December 1, 2013, a Participant shall become 100% vested in the amount credited to his or her Account (including earnings and other adjustments) with respect to a contribution for a specific Plan Year on the first to occur of the following:

(1)	the date that the Participant has five (5) consecutive Periods of Credited Service with respect to such contribution; or

(2)	the Participant’s Separation from Service by reason of death or Disability, or

(3)	the Participant’s Separation from Service on or after the attainment of his or her Normal Retirement Date

(b)
Vesting Rules for Contributions Made on or After December 1, 2013. For contributions made on or after December 1, 2013, a Participant shall become 100% vested in the amount credited to his or her Account (including earnings and other adjustments) with respect to a contribution for a specific Plan Year on the first to occur of the following:

(1)	the date that the Participant has five (5) consecutive Periods of Credited Service with respect to such contribution;

(2)	the Participant’s Separation from Service by reason of death or Disability;

(3)	the date upon which a Successful Sale of Book of Business is completed with respect to a Participant; or

(4)	Separation from Service on or after Early Retirement Date or Normal Retirement Date, under the following conditions:

(A)    If a Participant’s Separation from Service occurs on or after his or her Early Retirement Date or Normal Retirement Date, then solely for vesting purposes, the Participant shall be treated as if he or she continued employment with the Company or a Related Employer and will vest 100% with respect to a contribution under the rule described in paragraph (b)(l) above at the end of five consecutive Periods of Credited Service with respect to such contribution, regardless of whether the Participant actually performed services during this time.

(B)    Such continued vesting, however, shall be subject to and conditioned upon the Participant not engaging in competition with the Company or any Related Employer during such five-year period. The Participant’s engaging in any such competition will result in an immediate forfeiture of all of the balances in the Participant’s Accounts that are not then vested. A Participant shall be deemed to have engaged in competition with the Company based upon the rules enumerated in Appendix A hereto.

(c)
Notwithstanding any of the provisions above, any Participant who was 100% vested in any Account prior to October 1, 2005 under the terms of the Plan as then in existence shall remain 100% vested therein.

(d)
A Participant has five consecutive Periods of Credited Service only if the Participant is employed by the Company or a Related Employer for the full five-year period beginning on October 1 of the year following the Plan Year with respect to which the contribution is made and continuing through September 30 of the fifth year thereafter. For example, if a contribution is credited to a Participant with respect to the Plan Year ended September 30, 2005 (regardless whether the contribution is actually credited to the Account of the Participant in September 2005 or in subsequent months), the Participant will have five consecutive Periods of Credited Service only if the Participant remains employed by the Company or a Related Employer during the entire period from October 1, 2005 through September 30, 2010.

(e)
Solely for purposes of this Article V and notwithstanding the definition of “Separation from Service” in Article I, paragraph (n), hereof, a Participant’s change in his or her status from employee to independent contractor shall be deemed a Separation from Service for purposes of determining vesting under this paragraph (a), provided that this provision shall not be read or administered in any way that would affect the Payment Date as determined under Article VI.

(f)
Except as expressly provided in paragraphs (a)(2), (a)(3), (b)(2), (b)(4) and (c) above, the Separation from Service of a Participant from the Company and Related Employers before the vesting date will result in a forfeiture of all of the balances in a Participant’s Accounts that are not then vested.

ARTICLE VI
Payment of Benefits under the Plan

(a)
Payment Date for Contributions Made Prior to December 1, 2013. For contributions made prior to December 1, 2013, and except as provided in paragraphs (c) and (d) below, payments due with respect to any contribution shall be made in cash in a lump sum on the first to occur of the following dates:

(1)	as soon as practicable following the end of the five consecutive Periods of Credited Service with respect to such contribution; or

(2)	as soon as practicable after the Participant’s Separation from Service by reason of death or Disability;

(3)	as soon as practicable as the Participant’s Separation from Service following the attain of his or her Normal Retirement Age; or

(4)
Payments due with respect to an Account that is 100% vested in accordance with the special grandfather rule contained in Article V for accounts vested as of October 1, 2005 shall be paid in cash in a lump sum in December immediately following the end of the Period of Service in which the Participant incurs a Separation from Service.

(b)
Payment Date for Contributions Made on or After December 1, 2013. For contributions made on or after December 1, 2013, and except as provided in paragraphs (c) and (d) below, payments due with respect to any contribution shall be made on the first to occur of the following dates:

(1)
as soon as practicable following the end of the five consecutive Periods of Credited Service with respect to such contribution (including under the special deemed credited service provisions set forth in Article V(b)(4) above for Separation from Service on or after the Participant’s Early Retirement Date or Normal Retirement Date);

(2)	as soon as practicable after the Participant’s Separation from Service by reason of death or Disability; or

(3)
as soon as practicable after the Participant has incurred a Separation from Service following a Successful Sale of Book of Business. However, in the event the Participant’s Separation from Service following a Successful Sale of Book of Business occurs on or after the Participant’s Early Retirement Date or Normal Retirement Date, the Participant shall not be paid until the first to occur of (b)(1) or (b)(2) immediately above.

(c)	One Time Right To Defer. Notwithstanding the provisions above:

(1)	A Participant shall have the right to defer the payment of any Account balance otherwise payable above until a later date. Any such election to defer:

(A)    is irrevocable,

(B)    may be made only once with respect to any Plan Year balance,

(C)    may not take effect until at least twelve (12) months after the date on which such election is made,

(D)    must be made not less than 12 months before the date the payment is scheduled to be paid, and

(E)    must establish a payment date that is at least five (5) years after the date that payment would have otherwise been made absent the deferral election.

(2)
As a general rule, the deferral election shall not affect the form of payment as provided in paragraph (e) below. In the event the deferral election applies to a payment subject to a Participant’s election of installment payments, the first installment shall be paid on the date selected (which date must comply with the requirements of paragraph (c)(l)(D) above) and each subsequent installment shall be made on the same date in each succeeding year.

(3)
Notwithstanding the foregoing, unless the Participant has made a separate election to defer payments under paragraph (4) immediately below, in the event that the Participant has begun receiving installment payments and then incurs a Separation from Service by reason of death or Disability, the installment payments shall be terminated and the remaining balance shall be paid in a lump sum as soon as practicable after the Participant’s Separation from Service by reason of death or Disability.

(4)
A Participant shall have the right to make a one-time irrevocable election that payments made to a designated beneficiary upon the Participant’s death shall be made in equal annual installments over a five-year period commencing with the Participant’s death. Provided, any such election shall not take effect until at least twelve (12) months after the date on which such election is made.

(d)
Required Payment Deferral. Notwithstanding anything in this Plan to the contrary, in the event that a payment is scheduled to be made to a Specified Employee as a result of such Participant’s Separation from Service (other than by reason of death), then no payment may be made to such Participant during the six (6) month period immediately following the date of the Participant’s Separation from Service. In the event any payment is delayed under the provisions of this paragraph (e), then all amounts that the Participant would otherwise have been entitled to during the six-month period shall be accumulated and paid on the first day of the seventh month following the date of the Participant’s Separation from Service.

(e)
Form of Payment. Payments shall generally be made in cash in a lump sum. Participants with an account balance equal to or greater than $25,000 may elect payment in annual installments for no less than three years or more than fifteen years, subject to such election period requirements as the Plan Administrator shall establish from time to time in order to ensure timely elections as required by Treas. Reg. section 1.409A-2(a) and (b). If a Participant does not make an election, the form of payment shall be a lump sum.

(f)
As Soon As Is Practicable. For purposes of this Article VI, whenever payment is to be made “as soon as practicable” following a specified event, such payment shall be made in all events during the period following the date on the date of the specified event and ending no later than the later of (1) the end of the taxable year of the Participant in which the event occurs or (2) ninety days after the date of the event, provided, that the Participant does not have a right to designate the taxable year of the payment.

Provided further, if such payment event is the event specified in paragraph (a)(1) hereof (completion of five consecutive Periods of Credited Service), such payment shall also not be made earlier than the November 1 immediately following the fifth Period of Credited Service referenced in that paragraph.

ARTICLE VII
Amendment and Termination

(a)	In General.

(1)	The Plan may be amended at any time, and from time to time, by the Committee or by any officer of the Company authorized by the Committee.

(2)	The Plan may be terminated at any time by the Committee.

(b)
Effect of Amendment or Termination. No amendment or termination of the Plan, without the consent of the affected Participant, shall materially and adversely affect the rights of any Participant with respect to any contribution credited to the Account(s) of a Participant prior to such amendment or termination. Notwithstanding the foregoing, the Committee reserves the right to amend this Plan, without the consent of any Participant, in order to conform the Plan to the provisions of Code Section 409A.

ARTICLE VIII
Miscellaneous

(a)	Beneficiaries.

(1)
Beneficiary Designation. The Participant shall have the right, at any time, to designate any person or persons as beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant’s death. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant's spouse and returned to the Committee. The Beneficiary designation shall be effective when it is submitted to and acknowledged by the Committee during the Participant’s lifetime in the format prescribed by the Committee.

(2)
Absence of Valid Designation. If a Participant fails to designate a Beneficiary as provided above, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant’s benefits, then the Committee shall deem the Participant’s estate to be the Beneficiary and shall direct the distribution of such benefits to the Participant’s estate.

(b)
Payments to Minors. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead such payment shall be made (a) to that person’s living parent(s) to act as custodian, (b) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, to act as custodian, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty (60) days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

(c)
Payments to Incompetents. If the Plan Administrator receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is physically unable, mentally incompetent, or not otherwise legally competent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such person, and that no guardian or other representatives of the estate of such person shall have been duly appointed, the Plan Administrator may authorize payment of such benefit otherwise payable to such person or institution; and the release of such other person or institution shall be valid and complete discharge for the payment of such benefit.

(d)
Plan Not a Contract of Employment. The Plan shall not be deemed to constitute a contract between the Company or a Related Employer and any Participant, nor to be consideration for the employment of any Participant. Nothing in the Plan shall give a Participant the right to be retained in the employ of the Company or a Related Employer; all Participants shall remain subject to discharge or discipline as employees to the same extent as if the Plan had not been adopted.

(e)
No Interest in Assets. Nothing contained in the Plan shall be deemed to give any Participant any equity or other interest in the assets, business or affairs of the Company or a Related Employer. No Participant in the Plan shall have any security or other legal interest in assets of the Company or a Related Employer used to make contributions or pay benefits.

(f)
Non-Alienation of Benefits.    No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt shall be made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefits shall cease and terminate at the discretion of the Plan Administrator. The Plan Administrator may then hold or apply the same or any part thereof to or for the benefit of such person or any dependent or beneficiary of such person in such manner and proportions as it shall deem proper.

(g)	Governing Law. This Plan shall be governed by and construed in accordance with the substantive laws of the State of Florida, without regard to any conflict of law principles.

(h)
Corporate Successors. The Plan shall automatically terminate upon the sale or other transfer of substantially all of the assets of the Company, by the merger of the Company into any other corporation or other entity, or by the consolidation of the Company with any other corporation or other entity unless the transferee, purchaser or successor entity expressly agrees to continue the Plan. No such termination shall automatically result in the immediate or other accelerated payment of amounts previously deferred under this Plan.

(i)	Liability Limited.

(1)
Notwithstanding any of the preceding provisions of the Plan, neither the Company nor a Related Employer, nor any individual acting as an employee or agent of the Company or Related Employer, shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

(2)
The Plan Administrator, and its officers, directors and employees, shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, trustee, insurance company, consultant or other expert who shall be employed or engaged by the Plan Administrator in good faith.

IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be executed by its duly authorized officer on this 20th day of February, 2015.

RAYMOND JAMES FINANCIAL, INC.

By:    /s/ Jeffrey P. Julien

Its:	EVP – Finance, Chief Financial Officer and Treasurer

“COMPANY”

APPENDIX A

For purposes of Article V(b)(4) of the Plan, a Participant shall be deemed to have engaged in competition with the Company or a Related Employer if he or she:

1.	Discloses the list of the Company’s or a Related Employer’s customers, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purposes whatsoever;

2.
Discloses to any person, firm, corporation, association or other entity any information regarding the Company’s or a Related Employer’s general business practices or procedures, methods of sale, list of products, personnel information and any other valuable, special information unique to the Company’s or a Related Employer’s business;

3.
Owns, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any business that is engaged in one or more businesses that are or may be competitive to the business of the Company or a Related Employer; provided that this restriction shall encompass (A) the State of Florida, (B) all other states in the United States where the Company or a Related Employer is engaged in business (and every city, county and other political subdivision of such states); and (C) any other countries where the Company or a Related Employer is engaged in business (and every city, county, province and other political subdivision of such countries);

4.
Solicits or calls either for himself or herself, or for any other person or firm, corporation, association or other entity, any of the customers of the Company or a Related Employer on whom the Participant called, with whom the Participant became acquainted, or of whom the Participant learned during his employment; or

5.	Solicits any of the employees or agents of the Company or a Related Employer to terminate his or her employment or relationship with the Company or a Related Employer.

It is the intention of the Company and the Related Employers that this Appendix be given the broadest protection allowed by law with regard to the restrictions contained herein. Each restriction set forth in this Appendix shall be construed as a condition separate and apart from each other restriction or condition.

To the extent that any restriction contained in this Appendix is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large of a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities that the court deems reasonable and enforceable.